Exhibit 10.10

                           JOINT VENTURE AGREEMENT
                                  BETWEEN
                     NAGOYA SCREW MANUFACTURING CO., LTD.
                                   AND
                            ELCO INDUSTRIES, INC.



     THIS AGREEMENT, made this 14th day of June, 1989, by and between NAGOYA SCREW MANUFACTURING CO., LTD., a corporation organized and existing under the laws of Japan, with its principal place of business at 17-15, Tsubaki-cho, Nakamura-ku Nagoya, Japan (hereinafter referred to as "Nagoya") and ELCO INDUSTRIES, INC., a corporation duly organized and existing under the laws of the State of Delaware, U.S.A., with its principal place of business at 1111 Samuelson Road, Rockford, Illinois 61125-7009, United States of America (hereinafter referred to as "Elco").

                         WITNESSETH THAT

     WHEREAS, NAGOYA is engaged in the manufacture and sale of fasteners used in production in Japan, and has-acquired valuable experience, technical data and know-how as to such manufacture and sale to Japanese original equipment manufacturers.

     WHEREAS, ELCO is engaged in the manufacture and sale of fasteners used in production in the United States of America, and has acquired valuable experience, technical data and know-how as to such manufacture and sale to original equipment manufacturers in the United States Of America.

     WHEREAS, ELCO and NAGOYA wish to establish a joint venture company under the laws of the State of Delaware to engaging manufacturing and marketing of fasteners initially to Japanese original equipment manufacturers in the United States of America.

     NOW, THEREFORE, in consideration of the mutual promises and other covenants contained herein, the parties agree as follows.

                             DEFINITIONS

     1.1. Definitions.  For the purpose of this Agreement:

     (a) "Company" shall mean the corporation incorporated under the laws of the State of Delaware by Nagoya and Elco in accordance with this Agreement.
     (b) "Certificate of Incorporation" shall mean the certificate of incorporation in the form attached as Appendix A and made a part hereof.
     (c) "By-Laws" shall mean the by-laws in the form attached as Appendix B and made a part hereof.
     (d) "Products" shall mean nuts, bolts, screws and similar fasteners other than those manufactured and intended to be sold to the aerospace industry.
     (e) "Confidential Information" shall mean technical information relating to the manufacture and sale of the Products, including but not limited to
          (i) the necessary prints and designs for the manufacture of Products;
          (ii) manufacturing and engineering information such as drawings, material specifications, technical specifications, manufacturing processes and part lists; and
          (iii) technical, commercial and marketing information and application data on Products.
          (f) "Territory" shall mean the United States, Canada and
Mexico.
          (g) "Business of the Company" shall mean the business of manufacturing Products in the Territory initially for sale directly to original equipment manufacturers in the Territory directly or indirectly controlled by Japanese entities, for sale to Japanese controlled suppliers or subcontractors to such manufacturers and for sale to such other suppliers or subcontractors to such manufacturers mutually agreed upon by Elco and Nagoya (such other suppliers or subcontractors hereinafter "Designated Suppliers").
          (h) "Stockholders" shall mean Elco and Nagoya.
          (i) For purposes of this Agreement, an entity shall be deemed to be in "control" of another entity (a) when it owns in excess of 50% of the voting stock or other equity interest in such other entity, or (b) when it owns in excess of 30% of the voting stock or other equity interest in such other entity and actually exercises control over such other entity.
          (j.) "Technical Assistance Agreement" shall mean the agreement entered into March 17, 1988 between Nagoya and Elco relating to the manufacture and sale of high tensile fasteners.


                           EFFECTIVE DATE

     2.1. Effective Date. The effective date of this Agreement shall be July 1, 1989.

                       ORGANIZATION OF COMPANY

     3.1. Organization of the Company. Promptly after execution of this Agreement Elco, for and on behalf of Elco and Nagoya, shall cause the Company to be incorporated under the Delaware General Corporation Law for the purpose of conducting the Business of the Company as provided herein.
          The corporate name of the Company shall be Rocknel Fastener, Inc., or such other name as is agreed to between Elco and Nagoya.
          The Certificate of Incorporation of the company shall be as stated in the document attached hereto as Appendix A and entitled "Certificate of Incorporation"of the Company". The By-Laws of the Company shall be as stated in the document attached hereto as Appendix B and entitled "By-Laws of the Company."

     3.2. Qualification. As soon as practicable after its incorporation, the Company shall take such action as may be required to be qualified to conduct the Business of the Company as a foreign corporation in Illinois and in such other states, if any, as the Business of the Company may require. The main office of the Company shall be located in Rockford, Illinois.

     3.3. Capital on Organization. At the time of its incorporation, the Company shall be authorized to issue 500 shares of Class A Common Stock, no par value, and 500 shares of Class B Common Stock, no par value.
     The total share capital of the Company upon its organization shall be $3,000,000, with the shares of its common stock being subscribed for and issued as follows:
     To NAGOYA - 100 shares of Class A Common Stock in consideration of and in exchange for payment in cash by Nagoya to the Company of US$ 1,500,000 (50% of the total issued shares)
     To ELCO - 100 shares of Class B Common Stock in consideration of and in exchange for payment in cash by Elco to the Company of US$ 1,500,000 (50% of the total issued shares)
          It is the intent of the parties hereto that Elco shall at all times own and control a 50% equity interest in the Company and Nagoya shall at all times own and control a 50% equity interest in the Company.

     3.4 Meeting of Stockholders. The annual Stockholders meeting shall be held at the main office of the Company between May 10 and May 31 of each year as mutually determined by the Stockholders.

                    FUTURE FINANCING OF THE COMPANY

     4.1. Additional Finance Requirements. Nagoya and Elco anticipate that the Company may require finance in the future, in addition to the share capital provided pursuant to Article III hereof. Upon the mutual written agreement of Elco and Nagoya, any such additional finance shall be obtained from any of the following sources:
     (a) loans to be obtained by the Company from Elco and Nagoya equally and upon the same terms and conditions;
     (b) loans to be obtained by the Company from banks and other independent sources; provided that in such event Nagoya and Elco shall exert their best efforts to assist the Company in obtaining any such loans without the guarantee of either Nagoya or Elco, but if guarantees of loans made to the Company are required by third-party lenders and agreed to by each of the Stockholders, the guarantees provided by Elco and Nagoya shall obligate them equally to reflect their equal shareholdings;
     (c) retained earnings of the Company; and
     (d) increases in the share capital of the Company, which shall be provided by the Stockholders equally.

                         MANAGEMENT OF THE COMPANY

     5.1. Board of Directors.
     (a) The business and affairs of the Company shall be managed by or under the direction of the Board of Directors of the Company. The Board of Directors of the Company shall consist of six directors. The holders of Class A Common Stock shall be entitled to elect three directors (the "Class A Directors" or "Nagoya Directors") and the holders of Class B Common Stock shall be entitled to elect three directors (the "Class B Directors" or "Elco Directors"). Class A Common Stock and Class B Common Stock shall have the same rights in all respects except that one of the Nagoya Directors elected by the holders of Class A Common Stock and designated as Chairman by such holders shall have the right to two votes upon all matters coming before the Board of Directors of the Company, and every reference in this Agreement, in the Certificate of Incorporation and By-Laws to a majority or other proportion of directors, other than with respect to or for purposes of constituting a quorum, shall refer to and mean a majority or other proportion of the votes of such directors to the same extent and as if the Chairman were two Directors. In the event a vacancy occurs among the Class A Directors, the vacancy may be filled only (i) by a majority vote of the remaining Class A Directors or (ii) by the holders of all of the Class A Common Stock. In the event a vacancy occurs among the Class B Directors, the vacancy may be filled only
(i) by a majority vote of the remaining Class B Directors or (ii) by the holders of all of the Class B Common Stock. A director may not be removed, either for cause or without cause, except by the vote of the Stockholder who elected such director. No committees of the Board of Directors shall be created.
     (b) Quorum. No business shall be any meeting of the Board of Directors unless a quorum is present at such time. A quorum shall exist only upon the presence of an even number of directors but no fewer than four directors, no fewer than two of whom shall be Nagoya Directors and no fewer than two of whom shall be Elco Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
     (c) Issues Reserved to the Board of Directors. In furtherance of its responsibility to manage the business and affairs of the Company, the Board of Directors shall reserve for decision by the Board of Directors the following issues:
     (1) entering into any contractual arrangement which may extend for more than one year or involve more than $ 1,000,000 or is otherwise of material importance to the Company;
     (2) entering into a technical assistance or license agreement with a third party or otherwise providing a third party with any material technical assistance or information;
     (3) approving a long term business plan;
     (4) approving the Company's financial statements;
     (5) fixing wage levels;
     (6) appointing and removing officers and executing employment agreements with officers;
     (7) the development of new products;
     (8) materially expanding a manufacturing capacity;
     (9) incurrence of indebtedness for borrowed money;
     (10) establishment of a line of credit;
     (11) lending any amount or guaranteeing a third party's obligation (other than by way of endorsement of checks of customers for deposit in the Company's account);
     (12) purchasing any capital asset other than in furtherance of the annual business plan;
     (13) selling assets out of the ordinary course of business and assigning, leasing or pledging of assets of the Company;
     (14) formation or incorporation of subsidiaries;
     (15) approval of any act within a state which is sufficient to require qualification as a foreign corporation in such state;
     (16) all issues or matters specified in Section 5.1(d) of this Agreement.
     (d) Voting by the Directors. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless a unanimous vote of those directors present is required by the following sentence, the By-Laws or the Certificate of Incorporation. Board action with respect to the following issues shall be decided or taken only upon a unanimous vote of all directors present at a meeting at which a quorum is present:
     (1) increase or decrease of the share capital of the Company;
     (2) any change in the equity structure;
     (3) the sale, lease, pledge or other disposal of assets in a transaction or related series of transactions out of the ordinary course of business (i) the aggregate book value of which assets exceeds 10% of the book value of all of the assets of the Company, or (ii) without which the Company would not reasonably be able to conduct its business substantially as it is being conducted prior to such disposition;
     (4) change in number of directors;
     (5) amendment of the Certificate of Incorporation or By-Laws of the Company;
     (6) making investments in others, or merger, consolidation or amalgamation into or with or acquisition of another company or part thereof;
     (7) dissolution, liquidation and winding up of the Company;
     (8) approval of the long term business plans of the Company;
     (9) change in the Business of the Company from that set forth in this Agreement;
     (10) approval of the annual operating plans including budgets for all major sales, income and expense categories and capital expenditures;
     (11) incurrence of indebtedness for borrowed money or providing a guaranty of an obligation (which shall not include the execution and delivery of performance bonds, making advance payments, or other similar trade transactions arising in the ordinary course of business) which results in an aggregate amount of indebtedness and guaranties at any one time outstanding in excess of $2,500,000;
     (12) creation of any lien upon the Company's properties other than in the ordinary course of business;
     (13) creation or extension of a loan or other credit not in the ordinary course of business;
     (14) entering into, terminating, extending, amending or otherwise modifying any agreement between the Company and a Stockholder;
     (15) institution or settlement of any litigation or claim with a Stockholder and any litigation out of the Company's ordinary course of business;
     (16) declaration of dividends or adoption of a policy regarding the payment of dividends;
     (17) entering into a contractual arrangement which may extend for more than one year or involve more than $2,000,000 or is otherwise of material importance to the Company;
     (18) employment and discharge of independent certified public accountants;
     (19) election, compensation and removal of the Secretary, the Treasurer and any Vice-President.
     (e) Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting if all members of the Board consent in writing thereto.
     (f) Remuneration for Directors. The Company shall not pay salaries or retirement allowances to directors in their capacities as directors but shall pay traveling and lodging expenses for any director of the Company for attendance at meetings of the Board of Directors.

     5.2. Meetings of the Board of Directors. Meetings of the Board of Directors shall be held in Rockford, Illinois at the offices of the Company, or such other place as the Directors may determine. A regular meeting shall be held each year immediately following and at the same place as the annual meeting of Stockholders. Special meetings may be called as provided in the By-Laws of the Company. An interpreter invited by Nagoya may attend each meeting of the Stockholders and the Board of Directors and the expenses of such interpreter shall be borne by the Company.

     5.3. Officers.  The Chairman shall be nominated by Nagoya.
The Chairman shall preside over meetings of the Board of Directors and shall have two votes on all matters coming before the Board. The President shall be nominated by Elco and shall be the chief executive officer of the Company. As chief executive officer, the President shall be responsible for all decisions relating to the conduct of business by the Company not reserved for decision by the Stockholders or Board of Directors.

     5.4. Fiscal Year. Accounting and Auditing. The fiscal year of the Company shall end on December 31 in each year. Complete books of account and records shall be kept by the Company in English and in accordance with generally accepted accounting practices in the United States for a manufacturing business similar to the Company's business. All financial statements shall be prepared in English and in accordance with generally accepted accounting principles as applied generally in the United States.
     The financial statements of the Company shall be audited at the Company's expense by an independent certified public accountant selected by mutual agreement between the Stockholders. The parties agree that initially the accounting firm shall be Coopers & Lybrand. Such certified public accountant shall furnish copies of its report on the financial statements of the Company to the Stockholders within sixty (60) days after the end of the Company's fiscal period.

     5.5. Properties and Books and Records. Elco and Nagoya or such person or persons as either may designate may visit and inspect any of the properties and assets of the Company and examine the books of account and other records of the Company and make copies of the extracts therefrom, and the affairs, finances and accounts of the Company with its officers, employees or with its independent accountants or legal counsel.
     Any such inspection or review shall be at the expense of the party making the same.

     5.6. Reporting. The Company shall submit to Elco and Nagoya reports in such forms and at such times as either Elco or Nagoya may reasonably request.

                     RESTRICTIONS, SALES AND TRANSFERS

     6.1 Restrictions on Shares. Elco and Nagoya each agree that it will not pledge, mortgage, sell, assign, transfer, or otherwise dispose of all or any part of its shares in the Company (a) in such manner as to violate the U.S. Securities Act of 1933, as amended (the "Securities Act"), or any rules and regulations thereunder, or any similar act of any jurisdiction or (b) other than in accordance with this Agreement.

     6.2 Transfer to Corporate Successor. Each Stockholder shall have the right to transfer all, but not a part, of the shares of the Company owned by it to any successor of such Stockholder by amalgamation, merger or consolidation, or to any person, firm or corporation to which, at the same time, all or substantially all of the property, business and assets of such party associated with the Products subject to this Agreement are transferred (such a transferee being herein referred to as the "Corporate Successor"); provided, however, no such transfer may be made unless (i) the transferring Stockholder shall first provide the other Stockholder thirty days advance notice of its intention to transfer, identifying the proposed Corporate Successor and the nature of the transaction in connection with which the proposed transfer will occur, (ii) no offer to sell has been made by the other Stockholder pursuant to Section 6.3 hereof, and (iii) the Corporate Successor agrees to become bound hereby and to succeed to all of the rights and obligations of the transferor hereunder.

     6.3 Mandatory Sell-Buy. At any time beginning three years after the effective date of this Agreement, and at any time after the effective date of this Agreement upon notice of a proposed transfer to a Corporate Successor pursuant to Section 6.2 hereof, either Stockholder (the "Initiating Stockholder") may at its option offer to sell all but not part of its shares of stock of the Company (the "Shares") to the other Stockholder (the "Other Stockholder") at such price and upon such terms as the Initiating Stockholder may determine in its sole discretion ("Purchase Price"). Upon receipt of such offer, the Other Stockholder shall have the right to purchase the Shares of the Initiating Stockholder at the Purchase Price or to sell the Shares owned by it to the Initiating Stockholder at the Purchase Price. If the Other Stockholder has not advised the Initiating Stockholder of its election within 90 days following receipt of the offer from the Initiating Stockholder, it shall be conclusively deemed that the Other Stockholder has accepted the offer of the Initiating Stockholder to sell all of the Shares of the Initiating Stockholder to the Other Stockholder at the Purchase Price. Within 30 days after the earlier of (i) the expiration of said 90-day period and
(ii) the date on which the Other Stockholder shall advise the Initiating Stockholder of its election, the purchasing Stockholder shall pay to the selling Stockholder the Purchase Price and the selling Stockholder shall deliver to the purchasing Stockholder the certificates representing the Shares owned by it, duly endorsed for transfer or accompanied by stock transfer powers duly executed.

                            OPERATIONS

     7.1 Exclusive Manufacturing and Sales. Except for the provisions of the second paragraph of this Section 7.1, it is the intent of the Stockholders that the Company shall have the exclusive right to manufacture Products in the Territory for sale to original equipment manufacturers in the Territory directly or indirectly controlled by Japanese entities (such Japanese or Japanese controlled manufacturers in the Territory hereinafter "Japanese Manufacturers") and for sale to such Japanese Manufacturers' Japanese controlled suppliers and subcontractors ("Japanese Suppliers") and Designated Suppliers in the Territory. Except as permitted in the second paragraph of this Section 7.1, Nagoya agrees that it shall not sell Products to such Japanese Manufacturers in the Territory or their Japanese Suppliers or Designated Suppliers in the Territory and shall not design or manufacture Products for sale to such Japanese Manufacturers, Japanese Suppliers or Designated Suppliers by third parties (other than the Company) and Elco agrees that it shall not sell Products to such Japanese Manufacturers in the Territory or such Japanese Suppliers or Designated Suppliers in the Territory and shall not design or manufacture Products for sale to such Japanese Manufacturers, Japanese Suppliers or Designated Suppliers by third parties (other than the Company).
     In the event the Company from time to time lacks the design, manufacturing or production capability or otherwise chooses not to manufacture Products for which it receives a specific inquiry, an invitation to bid or an order from, or with respect to which it understands inquiries, bids or solicitations will be considered by, Japanese Manufacturers or Japanese Suppliers in the Territory, then Nagoya or Elco may manufacture or sell such Products in response to such specific inquiry, bid solicitation or order. In the further event, should a Japanese Manufacturer, Japanese Supplier or Designated Supplier in the Territory indicate a preference to purchase Products other than from the Company (and such preference has not been solicited by or on behalf of Elco or Nagoya), then the Company shall permit Elco and Nagoya and Elco and Nagoya shall be entitled to manufacture and sell such Products to such Japanese Manufacturer, Japanese Supplier, or Designated Supplier, and should a non-Japanese controlled supplier or subcontractor to a Japanese Manufacturer indicate a preference to purchase from the Company rather than from Elco or any other person (and such preference has not been solicited by or on behalf of the Company), then the Company shall be permitted to manufacture and sell such Products to such supplier and subcontractor.

     7.2. Technical Assistance. Nagoya and Elco shall each contribute to the Company without royalty all of their existing and future Confidential Information, data and know how relating to the manufacture and sale of the Products as may be reasonably useful to the Company in conducting the Business of the Company, except that the royalty to be paid by Elco as provided in the Technical Assistance Agreement for products manufactured by Know-how as defined therein shall continue thereunder until expiration of the Technical assistance Agreement.

     7.3. Confidentiality. Nagoya and Elco to take appropriate steps to keep, and will cause the Company to enter into an agreement with them to keep, strictly secret and confidential and not to disclose to any third party, any of the Confidential Information, data or know-how acquired from the Company or from each other, unless disclosure of such information is required by law or permitted by any subsequent or supplemental agreement of both of the parties hereto.

     7.4. Use of Information. Nagoya and Elco each agree that it shall not use, and agree that they will cause the Company to agree not to use, any information described in Section 7.3 and obtained from the other or from the Company, or in the case of use by the Company, obtained by the Company from Nagoya or Elco for any purpose whatsoever except in a manner expressly provided in this Agreement, the Technical Assistance Agreement or any subsequent or supplemental agreements.

     7.5. Exceptions to Confidentiality and Use Restrictions.

     Nothing contained in this Agreement shall be construed to restrict or limit Elco's, Nagoya's or the Company's right to use, disclose or otherwise dispose of any information which:
     (a) is in the possession of Elco or Nagoya, as the case may be, prior to the disclosure of information to one of them by the other after the date hereof, provided that if such possession was obtained by one of them from the other in accordance with agreements then or now existing, including the Technical Assistance Agreement, such right of Nagoya or Elco shall be exercised in accordance therewith; or
     (b) at the time of disclosure is or thereafter becomes, through no act or failure to act on the part of Elco, Nagoya or the Company, as the case may be, part of the public domain by publication or otherwise.

     7.6. Office and Plant Site. Elco presently leases property commonly known as Brearley Plant #2, 5309 Eleventh Street, Rockford, Illinois (the "Leased Premises') pursuant to an industrial lease agreement dated August 2, 1984 between Elco, as lessee, and Rowe Properties-Rockford, a Virginia limited partnership, as lessor. Subject to such consents of the lessor as may be required, Nagoya and Elco shall cause the Company to enter into a sublease with Elco covering approximately 49,600 square feet of the Leased Premises upon the terms and conditions set out in the Sub-Lease Agreement attached hereto as Appendix C.


                              TERMINATION

     8.1. Termination. This Agreement shall continue in effect until terminated by mutual agreement of the parties, or until either party hereto transfers all of its shares in the Company pursuant to Section 6.3 hereof; provided, however, that if either party suspends payment of its debts or enters into or becomes subject to corporate rehabilitation procedures, liquidation, dissolution or bankruptcy proceedings, or shall make a composition with its creditors, or shall make an assignment for the benefit of its creditors, or shall seek relief under any similar laws for debtor's relief, then the other party, at its option, may thereupon immediately terminate this Agreement.

     8.2. Discontinuance of Name. In the event of a purchase and sale provided for in Section 6.3 of this Agreement, the name of the Company shall be promptly changed so that it does not contain the word "Elco" if Elco is the selling Stockholder and does not contain the word "Nagoya" if Nagoya is the selling stockholder.

     8.3 Change of Law. In the event there is a new, or a change in any, law or administrative regulation or ruling or action of any administrative agency of either Japan or the United States or a decision of a court having jurisdiction over either of the parties hereto or a consent decree under the United States or Japanese antitrust laws binding upon Nagoya or Elco, which requires modification of this Agreement in a way which would be unacceptable to either party, then such party may request the other to renegotiate in good faith the terms of this Agreement so as to conform to such new or changed law, regulation, ruling or action, court decision or consent decree in a way which will be acceptable to both parties.
     In the event that an agreement cannot be reached by the parties within ninety (90) days after such renegotiations have commenced, either party may, by written notice to the other, terminate this Agreement.

     8.4. Dissolution. Upon termination of this Agreement for any reason, other than when a party voluntarily ceases to be a Stockholder through sale of its shares in the Company to the other party or through transfer to a Corporate Successor pursuant to
Section 6.2, the Company shall, unless the parties hereto otherwise agree in writing, be dissolved and liquidated and the assets thereof shall be divided and distributed as promptly as reasonably possible among its stockholders in proportion to their then respective stock interests in the Company.

     8.5. Force Majeure. Neither of the parties shall be liable on any account for any failure to fulfill any terms of this Agreement, if such fulfillment has been delayed, hindered or prevented by force majeure, including strikes, riots, lockouts, civil commotion or any other unforeseeable supervening event of whatever nature beyond the control of the party asserting the provisions of this Section. If such event of force majeure continues uninterrupted for a period of six (6) months, either Nagoya or Elco may, at its option, terminate this Agreement by written notice to the other.

     8.6. Survival of Obligations. Termination of this Agreement and/or the dissolution of the Company for any cause shall not release either party from any other liability which at the time of termination and/or dissolution has already occurred to the other party, nor affect in any way the survival of the rights, duties and obligations of either party provided for in Sections 7.3, 7.4, 8.2,
9.1 and 9.2.

                            ARBITRATION

     9.1. Arbitration. All disputes, controversies or differences which may arise between the parties, out of or in relation to or in connection with this Agreement, or the breach thereof, shall be finally settled by arbitration pursuant to the Japan-American Trade Arbitration Agreement of September 16, 1952, by which each party hereto is bound; provided, however, that neither party shall initiate arbitration without first having given the other party sixty (60) days prior notice thereof so as to afford the parties the opportunity amicably to resolve their differences.

     9.2. Place and Conduct of Arbitration. The place of arbitration shall be a place designated by mutual agreement of the parties, provided that if the parties fail to agree on a place within two weeks after the expiration of the sixty (60) day period provided in Section 9.1 above after arbitration is requested in writing by a party, then the arbitration will be held in London, England. Subject to the terms of this Agreement, the arbitration shall be conducted under the Rules of the London Court of International Arbitration. The arbitration tribunal shall consist of three arbitrators, each party to appoint one "neutral" arbitrator of its choice, and the third arbitrator, who shall not be a citizen or national of Japan or the United States and shall act as the chairman of the arbitration tribunal, shall be appointed by the two arbitrators appointed by the parties. If the parties hereto shall fail to appoint their respective arbitrators or the two appointed arbitrators fail to appoint the third arbitrator within thirty (30) days of the commencement of the arbitration, the arbitrator or arbitrators shall then be selected by the London Court of Arbitration in accordance with its rules. The decision and award rendered by the arbitration tribunal shall be final and binding upon the parties, who hereby agree that the award shall be enforceable in both Japan and the United States and any other country which would recognize the award under its domestic law.
The parties agree that the arbitration tribunal shall award the costs of arbitration, including the arbitration tribunal fees and the legal fees of the parties to the loser provided that, in cases where the award is a compromise of the parties' position, the arbitration tribunal shall allocate the costs as it deems appropriate.

                            INTERPRETATION

     10.1. Governing Law. The validity, construction and performance of this Agreement shall be governed by and interpreted in accordance with the laws of Illinois.

     10.2. Language. This Agreement is in the English language, executed in duplicate originals by the parties hereto. In the event that this Agreement is translated into Japanese or any other language, and any inconsistency or contradiction in meaning or interpretation results therefrom, the English language version shall prevail and be controlling.

     10.3. Headings. The headings to Articles and Sections of this Agreement are for convenience only, do not form a part of this Agreement, and shall not in any way affect the interpretation hereof.

     10.4. Construction and Amendment. No oral explanation of or oral information relating to this Agreement offered by either party hereto shall alter the meaning or interpretation of this Agreement. No change in the terms hereof shall be binding on either party hereto unless reduced to writing and duly executed by the parties.

     10.5. Non Waiver. The failure of a party to give notice of the breach or nonfulfillment of any terms or conditions of this Agreement shall not constitute a waiver thereof, nor shall the waiver of any breach or nonfulfillment of any terms or conditions of this Agreement constitute a waiver of any other breach or nonfulfillment of that or any other terms or conditions of this Agreement.

     10.6. Remedies Cumulative. Any remedies herein are in addition to and not in lieu of any remedies provided by law.

                              MISCELLANEOUS

     11.1. Assignment. This Agreement shall not be assignable by either party without the written consent of the other party; provided, however, that either party may assign its rights and obligations hereunder without the consent of the other party to a Corporate Successor to which its shares in the company are transferred pursuant to and in compliance with Section 6.2.

     11.2. Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties and their permitted successors and assigns.

     11.3. Notices. All notices for the purpose of this Agreement shall be deemed to be properly served when given in writing, or sent by telex or telecopy and confirmed by first class mail, postage prepaid, to the other party at the following telex and telecopy numbers or addresses, telex and telecopy numbers or such other telex and telecopy numbers of such other persons as the parties hereto may designated from time to time by notice.

    If to Nagoya: Mr. Kan Hayashi
                  President
                  Nagoya Screw Manufacturing Co., Ltd.
                  17-15, Tsubaki-cho
                  Nakamura-ku Nagoya, Japan
                  Telecopy No.: 052-451-4587

     With a copy to:
                  Mr. Takehiro Naruse
                  Project Development and Finance
                  Division
                  Mitsubishi Bank
                  7-1, Marunouchi 2-chome,
                  Chiyoda-ku
                  Tokyo 100 Japan
                  Telecopy No.: (03) 240-3633

     If to Elco:
                  Mr. Frank A. Fiorenza
                  President
                  Elco Industries, Inc.
                  1111 Samuelson Road
                  Rockford, IL 61125-7009
                  Telecopy: (815) 395-8270

     With a copy to:
                  Robert L. Berner, Jr., Esq.
                  Baker & McKenzie
                  130 East Randolph Drive
                  Chicago, IL 60601
                  Telecopy (312) 861-2898


     11.4. Stockholders' Pre-Effective Date Expenses. Costs or expenses incurred or paid by Nagoya or Elco in connection with the negotiation, development or organization of the joint venture provided for herein shall be borne, allocated and shared as provided and described in Sections 5 and 6 of the Memorandum of Intent dated February 7, 1989 between Nagoya and Elco.

     11.5. Stockholders' Post-Effective Date Expenses. Any fees or expenses incurred after the Effective Date by either Elco or Nagoya as a Stockholder of the Company, including fees and expenses of accountants and legal counsel who may be employed by such party, shall be an expense of the party incurring or authorizing the same and shall not, without the written consent of the other party, be paid by or rebilled to the Company.

     11.6. Good Faith. In entering into this Agreement, Elco and Nagoya recognize that it is impossible to make provisions for every contingency that may arise in the course of the performance hereof. Accordingly, Elco and Nagoya declare it to be their intention that this Agreement shall operate between them with fairness and without detriment to the interest of either of them and if, in the course of the performance of this Agreement, unfairness to Elco or Nagoya is disclosed or anticipated, then Elco or Nagoya shall use their best endeavors to agree upon such action as may be necessary and equitable to remove the cause or causes of the same. Elco and Nagoya will require that the persons representing them at the Board of Directors and stockholders meeting will exercise their rights to vote in consistency with this Agreement in order to give full effect to the provisions hereof, and to ensure that no resolution is passed which is in conflict with such provisions.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first set forth above.

                          ELCO INDUSTRIES, INC.
                          By: Jack W. Packard
                          Title: Chairman & CEO

     ATTEST:
     By: Frank A. Fiorenza
     Title: President & COO

                          NAGOYA SCREW MANUFACTURING CO., LTD.
                          By: Kan Hayashi
                          Title: President

     ATTEST:
     By: Ryozo Ohashi
     Title: Executive Director

                            EXHIBIT A

                     Form of Certificate of Incorporation

                       CERTIFICATE OF INCORPORATION
                                    OF
                           ROCKNEL FASTENER, INC.

     1. The name of the corporation is: Rocknel Fastener, Inc.

     2. The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     3. The nature of the business or the objects or purposes to be conducted or promoted by the corporation are to engage in the business of manufacturing and sale of fasteners and to engage in any other lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as now in force or as hereafter amended and to possess, exercise and enjoy all the powers, rights and privileges granted by the General Corporation Law of the State of Delaware, together with any lawful powers, rights and privileges incidental thereto.

     4. The total number of shares of stock which the corporation shall have authority to issue of all classes of stock is one thousand (1000) shares of Common Stock, no par value, divided into two classes: one class designated Class A Common stock, no par value, and the other class designated Class B Common Stock, no par value. The number of shares of Class A Common Stock which the corporation shall have authority to issue is five hundred (500) shares and the number of shares of Class B Common Stock which the corporation shall have authority to issue is five hundred (500).

     5. The name and mailing address of the incorporators are as follows:

     NAME                        MAILING ADDRESS
     Frank A. Fiorenza           Elco Industries, Inc.
                                 1111 Samuelson Road
                                 Rockford, IL  61125

     Kan Hayashi                 Nagoya Screw Manufacturing
                                   Co. Ltd.
                                 17-15, Tsubaki-cho
                                 Nakamura-ku
                                 Nagoya, Japan

     6. The corporation shall have perpetual existence.

     7. There shall be an even number of directors of the corporation fixed by the by-laws. The holders of Class A Common Stock shall have the right to elect one-half of the directors and the holders of Class B Common Stock shall have the right to elect one-half of the directors. Each director shall have one vote except that one of the directors elected and so designated by the holders of the Class A stock shall have two votes.

     8. In furtherance and not in limitation of the powers conferred by statute, the board of directors by unanimous vote is expressly authorized to adopt, amend or repeal the by-laws of the corporation; provided, however, that such authorization shall not divest the stockholders of the power or limit their power to adopt, amend or repeal the by-laws of the corporation.

     9. Meetings of the stockholders may be held within or without the State of Delaware as the by-laws may provide. Elections of directors need not be by written ballot unless the by-laws of the corporation so provide.

     10. The corporation shall have the power to indemnify its directors, officers, employees or agents to the full extent permitted by the General Corporation Law of the State of Delaware as now in force or as hereafter amended.

     11. No director shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except as provided for in Section 102(b)(7) of the General Corporation Law of the State of Delaware as now in force or as hereafter amended.

     12. The books and records of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

     13. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware code, order a meeting of the creditors or class of creditors and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

     14. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein upon stockholders are granted subject to this reservation.

     THE UNDERSIGNED, being the incorporators herein-before named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is their act and deed and the facts herein stated are true and accordingly have hereunto set their hands this 29th day of June, 1989.



     Frank A. Fiorenza             Kan Hayashi
     Incorporator                  Incorporator

                            EXHIBIT B

                   Form of By-Laws of the Company

                            BY-LAWS
                               OF
             Rocknel Fastener, Inc., a Delaware Corporation

                               ARTICLE I

                                Offices

     SECTION 1.1. Registered Office. The registered office of the corporation in the State of Delaware shall be located at 1209 Orange Street in the City of Wilmington, County of New Castle, and the name of its registered agent is The Corporation Trust Company.

     SECTION 1.2. Other Offices. The corporation may also have offices at such other places both within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

                             ARTICLE II

                       Meetings of Stockholders

     SECTION 2.1. Stockholders. The stockholders of the corporation shall be Elco Industries, Inc. ("Elco") and Nagoya Screw Manufacturing Co., Ltd. ("Nagoya") each of which shall own a 50% equity interest in the corporation, subject to the terms of the Joint Venture Agreement between Nagoya and Elco dated June 14, 1989, as the same may be amended from time to time.

     SECTION 2.2. Annual Meeting. The annual meeting of the stockholders shall be held at the main office of the corporation, or at such other place as designated by the Board of Directors, between May 10 and May 31 of each year as mutually determined by the stockholders.

     SECTION 2.3. Special Meetings. Except as otherwise prescribed by statute, special meetings of the stockholders for any purpose or purposes may be called and the location thereof designated by the Board of Directors.

     SECTION 2.4. Notice of Meetings. Written or printed notice stating the place and time of each annual or special meeting of the stockholders and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than thirty (30) days nor more than sixty (60) days before the date of the meeting. (See also Articles IV and XI.)

     SECTION 2.5. Quorum. The holders of capital stock of the corporation having one hundred percent of the voting power thereof, present in person or represented by proxy, shall be requisite for, and shall constitute, a quorum at all meetings of the stockholders of the corporation for the transaction of business, except as otherwise provided by statute.

     SECTION 2.6. Proxies. At every meeting of the stockholders, each stockholder having the right to vote thereat shall be entitled to vote in person or by proxy. Such proxy shall be appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three (3) years prior to such meeting, unless such proxy provides for a longer period; and it shall be filed with the Secretary of the corporation before, or at the time of, the meeting.

     SECTION 2.7. Voting. At every meeting of stockholders, each stockholder shall be entitled to one (1) vote for each share of stock of the corporation entitled to vote thereat and registered in the name of such stockholder on the books of the corporation on the pertinent record date. When a quorum is present at any meeting of the stockholders, the unanimous vote of the holders of the stock having voting power which is present in person or represented by proxy shall decide any question brought before such meeting.

     SECTION 2.8. Voting of Certain Shares. Shares may be voted by such officer, agent, or proxy as the by-laws of each stockholder may prescribe or, in the absence of such provision, as the Board of Directors of each stockholder may determine.

     SECTION 2.9. Action Without Meeting. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, the meeting and vote of stockholders may be dispensed with if a consent in writing, setting forth the action so taken, shall be signed by the holders of all of the outstanding stock. Such consent shall be filed with the minutes of proceedings of the stockholders and shall have the same force and effect as a unanimous vote of stockholders.

     SECTION 2.10. Translator. Any stockholder may be accompanied by a translator or interpreter at a meeting of the stockholders, the cost of which shall be borne by the corporation.

                           ARTICLE III

                            Directors

     SECTION 3.1. Number and Election. (a) The number of directors which shall constitute the whole board shall be six. Directors shall be elected annually by the stockholders as provided in
Section 2.2 or in accordance with Section 3.2 of these by-laws, subject to the provisions of the certificate of incorporation, and each director elected shall hold office until his successor is elected and qualified or until his death or resignation or until he shall have been removed in the manner hereinafter provided. Directors need not be residents of the State of Delaware or stockholders of this corporation.

     SECTION 3.2. Resignations and Vacancies. Any director may resign at any time by giving written notice to the Board of Directors or to the President. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. If, at any other time than the annual meeting of the stockholders, any vacancy occurs in the Board of Directors caused by resignation, death, retirement, disqualification or removal from office of any director or otherwise and said director was elected by the holders of a particular class of stock, said vacancy shall be filled only by (i) a majority vote of the remaining directors elected by the holders of said class of stock or (ii) a majority vote of the holders of said class of stock.

     SECTION 3.3. Removal. A director may not be removed, either for cause or without cause, except by the vote of the class of stockholders who elected such director.

     SECTION 3.4. Management of Affairs of Corporation. The property and business of the corporation shall be managed by its Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by stockholders. In furtherance of its responsibility to manage the business and affairs of the corporation, the Board of Directors shall reserve for decision by the Board of Directors the following issues:

     (1) entering into any contractual arrangement which may extend for more than one year or involve more than $1,000,000 or is otherwise of material importance to the Company;
     (2) entering into a technical assistance or license agreement with a third party or otherwise providing a third party with any material technical assistance or information;
     (3) approving a long term business plan;
     (4) approving the corporation's financial statements;
     (5) fixing wage levels;
     (6) appointing and removing officers and executing employment agreements with officers;
     (7) the development of new products;
     (8) materially expanding a manufacturing capacity;
     (9) incurrence of indebtedness for borrowed money;
     (10) establishment of a line of credit;
     (11) lending any amount or guaranteeing a third party's obligation (other than by way of endorsement of checks of customers for deposit in the Company's account);
     (12) purchasing any capital asset other than in furtherance of the annual business plan;
     (13) selling assets out of the ordinary course of business and assigning, leasing or pledging of assets of the Company;
     (14) formation or incorporation of subsidiaries;
     (15) approval of any act within a state which is sufficient to require qualification as a foreign corporation in such state;
     (16) all issues or matters specified in Section 3.9(b) of these by-laws.

     In case the corporation shall transact any business or enter into any contract with a director, or with any firm of which one or more of its directors are members, or with any trust, firm, corporation or association in which any director is a stockholder, director or officer or otherwise interested, the officers of the corporation and directors in question shall be severally under the duty of disclosing all material facts as to their interest to the remaining directors promptly if and when such interested officers or such interested directors in question shall become advised of the circumstances. In the case of continuing relationships in the normal course of business such disclosure shall be deemed effective, when once given, as to all transactions and contracts subsequently entered into.

     SECTION 3.5. Dividends and Reserves. Dividends upon stock of the corporation may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, in shares of stock or otherwise in the form, and to the extent, permitted by law. The Board of Directors may set apart, out of any funds of the corporation available for dividends, a reserve or reserves for working capital, or for any other lawful purpose, and also may abolish any such reserve in the manner in which it was created.

     SECTION 3.6. Regular Meetings. An annual meeting of the Board of Directors shall be held, without other notice than this by-law, immediately after, and at the same place as, the annual meeting of the stockholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Delaware, for the holding of additional regular meetings without other notice than such resolution.

     SECTION 3.7. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President and shall be called by the Secretary at the request of any two directors, to be held at such time and place as shall be designated by the call and specified in the notice of such meeting; and notice thereof shall be given as provided in Section 3.8 of these by-laws.

     SECTION 3.8. Notice of Special Meetings. Except as otherwise prescribed by statute, written or actual oral notice of the time and place of each special meeting of the Board of Directors shall be given at least thirty (30) days prior to the time of holding the meeting. (See also Articles IV and XI.)

     SECTION 3.9. Quorum and Manner of Action. (a) At each meeting of the Board of Directors, the presence of an even number of directors but in no event fewer than four directors, no fewer than two of whom shall be directors elected by holders of the Class A Common Stock and two of whom shall be directors elected by holders of the Class B Common Stock, shall be necessary and sufficient to constitute a quorum for the transaction of business. Each director shall have one vote, except that the Chairman of the Board shall
have two votes.   Every reference in these by-laws and in the
certificate of incorporation to a majority or other proportion of directors (except for purposes of establishing a quorum) shall refer to such majority or other proportion of the votes of such directors. The act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or these by-laws. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     (b) Notwithstanding the foregoing, Board action with to the following issues shall be decided or taken only upon a unanimous vote of all directors present at a meeting at which a quorum is present:

     (1) increase or decrease of the share capital of the Company;
     (2) any change in the equity structure;
     (3) the sale, lease, pledge or other disposal of assets in a transaction or related series of transactions out of the ordinary course of business (i) the aggregate book value of which assets exceeds 10% of the book value of all of the assets of the Company, or (ii) without which the Company would not reasonably be able to conduct its business substantially as it is being conducted prior to such disposition;
     (4) change in number of directors;
     (5) amendment of the certificate of incorporation or bylaws of the Company;
     (6) making investments in others or merger, consolidation or amalgamation into or with or acquisition of another company or part thereof:
     (7) dissolution, liquidation and winding up of the Company;
     (8) approval of the long-term business plans of the Company;
     (9) change in the business of the Company from that set forth in that certain Joint Venture Agreement between Nagoya and Elco;
     (10) approval of the annual operating plans, including budgets for all major sales, income and expense categories and capital expenditures;
     (11) the incurrence of indebtedness for borrowed money or providing a guaranty of an obligation (which shall not include the execution and delivery of performance bonds, making advance payments, or other similar trade transactions arising in the ordinary course of business) which results in an aggregate amount of indebtedness and guaranties at any one time outstanding in excess of $2,500,000,
     (12) creation of any lien upon the Company's properties other than in the ordinary course of business;
     (13) creation or extension of a loan or other credit not in the ordinary course of business;
     (14) entering into, terminating, extending, amending or otherwise modifying any agreement between the Company and a stockholder;
     (15) the institution or settlement of any litigation or claim with a stockholder and any litigation out of the Company's ordinary course of business;
     (16) declaration of dividends or adoption of a policy regarding the payment of dividends;
     (17) entering into a contractual arrangement which may extend for more than one year or involve more than $2,000,000 or is otherwise of material importance to the Company;
     (18) employment and discharge of independent certified public accountants; and
     (19) election compensation and removal of the Secretary, the Treasurer and any Vice-President.

     SECTION 3.10. Presumption of Assent. Unless otherwise provided by statute, a director of the corporation who is present at a meeting of the Board of Directors at which action is taken on any corporate matter shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     SECTION 3.11. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if a written consent thereto is signed by all members of the Board and such written consent is filed with the minutes of proceedings of the Board.

     SECTION 3.12. Presiding Officer. The presiding officer at any meeting of the Board of Directors shall be the Chairman of the Board or, in his absence, as otherwise provided in these bylaws.

     SECTION 3.13. Fees and Compensation of Directors. The corporation shall not pay salaries or retirement allowances to the directors for their services, but shall pay traveling and lodging expenses for any director for attendance at meetings of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

     SECTION 3.14. Reliance Upon Records. Every director of the corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or reports made to the corporation by any of its officials, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors, or in relying in good faith upon other records of the corporation, including, without limiting the generality of the foregoing, records setting forth or relating to the value and amount of assets, liabilities and profits of the corporation or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared or paid or with which stock of the corporation might lawfully be purchased or redeemed.

     SECTION 3.15. Translator. Any director may be accompanied by a translator or interpreter at any Board of Directors meeting, the cost of which shall be borne by the corporation.

                             ARTICLE IV

                               Notices

     SECTION 4.1. Manner of Notice. Whenever under the provisions of the statutes, the certificate of incorporation or these by-laws notice is required to be given to any stockholder or director, it shall not be construed to require personal delivery and such notice may be given in writing (i) by depositing it, in a sealed envelope, in the United States mails, air mail or first class, postage prepaid, addressed to such stockholder or director either at the address of such stockholder or director as it appears on the books of the corporation or, in the case of such a director, at his business address, (ii) by delivering it to a telegraph company, charges prepaid, for transmission or (iii) by transmitting it to such person by telex or facsimile machine.

                             ARTICLE V

                              Officers

     SECTION 5.1. Offices and Official Positions. The officers of the corporation shall be a Chairman of the Board, a President, one or more Vice-Presidents, a Secretary, a Treasurer, and other officers as the Board of Directors shall determine. Any two or more offices may be held by the same person. None of the officers need be a director, a stockholder of the corporation or a resident of the State of Delaware.

     SECTION 5.2. Election and Term of Office. Except as otherwise provided herein, the officers of the corporation shall be elected annually by the Board of Directors. Each officer shall hold office until his successor is elected and qualified or until his death or resignation or until he shall have been removed in the manner hereinafter provided.

     SECTION 5.3. Removal and Resignation. Any officer may be removed, either with or without cause, by a unanimous vote of the directors then in office at any regular or special meeting of the Board; provided, however, that the Chairman of the Board may be removed only by a unanimous vote of the remaining directors elected by the holders of the Class A Common Stock and the President may be removed only by a unanimous vote of the directors elected by the holders of the Class B Common Stock. Such removal shall be without prejudice to the contract rights, if any, of such person so removed. Any officer may resign at any time by giving written notice to the Board of Directors or to the President of the corporation, and the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 5.4. Vacancies. A vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors; provided, however, that the position of the Chairman of the Board may be filled only by a vote of the remaining directors elected by the holders of the Class A Common Stock and the position of the President may be filled only by a vote of the directors elected by the holders of the Class B Common Stock.

     SECTION 5.5. Chairman of the Board of Directors. The Chairman of the Board of Directors, who shall be elected by those directors elected by the holders of the Class A Common Stock, shall supervise the formation of corporate policies and long range corporate planning for the corporation; shall preside at all meetings of the stockholders and the Board of Directors; and shall perform such other duties as from time to time may be assigned to him or her by the Board of Directors.

     SECTION 5.6 President. The President, who shall be appointed by those directors elected by the holders of the Class B Common Stock, shall be the chief executive officer of the corporation, in the absence of the Chairman of the Board shall preside at all meetings of the stockholders and the Board of Directors, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the Board of Directors and stockholders are carried into effect. Subject to the approval of the Board of Directors where such approval is required by these by-laws, he shall have authority to designate the duties and powers of other officers and delegate special powers and duties to specified officers, so long as such designation shall not be inconsistent with the statutes, these by-laws or action of the Board of Directors. He shall also have power to execute, and shall execute, deeds, mortgages, bonds, contracts or other instruments of the corporation except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors or by the President to some other officer or agent of the corporation. The President may sign with the Secretary or the Treasurer certificates for shares of stock of the corporation the issuance of which shall have been duly authorized by the Board of Directors, and shall vote, or give a proxy to any other person to vote, all shares of the stock of any other corporation standing in the name of the corporation. The President in general shall have all other powers and shall perform all other duties which are incident to the chief executive office of a corporation or as may be prescribed by the Board of Directors from time to time.

     SECTION 5.7. Vice-Presidents. In the absence of the President, or in the event of his inability or refusal to act, the Vice Presidents in order of their rank as fixed by the Board of Directors or, if not ranked, the Vice President designated by the Board of Directors or the President, shall perform all duties of the President and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties, not inconsistent with the statutes, these by-laws, or action of the Board of Directors, as from time to time may be prescribed for them, respectively, by the Board of Directors or the President. Any Vice President may sign, with the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, certificates for shares of stock of the corporation the issuance of which shall have been duly authorized by the Board of Directors.

     SECTION 5.8. Secretary. The Secretary shall: (a) keep the minutes of the meetings of the stockholders and the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (c) have charge of the corporate records and of the seal of the corporation; (d) affix the seal of the corporation or a facsimile thereof, or cause it to be affixed, to all certificates for shares prior to the issue thereof and to all documents the execution of which on behalf of the corporation under its seal is duly authorized by the Board of Directors or otherwise in accordance with the provisions of these by-laws; (e) keep a register of the post office address of each stockholder and director which shall from time to time be furnished to the Secretary by such stockholder or director; (f) sign with the President certificates for shares of stock of the corporation, the issuance of which shall have been duly authorized by resolution of the Board of Directors; (g) have general charge of the stock transfer books of the corporation; and (h) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors. He may delegate such details of the performance of duties of his office as may be appropriate in the exercise of reasonable care to one or more persons in his stead, but shall not thereby be relieved of responsibility for the performance of such duties.

     SECTION 5.9. Treasurer. The Treasurer shall: (a) be responsible to the Board of Directors for the receipt, custody and disbursement of all funds and securities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall from time to time be selected in accordance with the provisions of Section 7.4 of these by-laws; (c) disburse the funds of the corporation as ordered by the Board of Directors or the President or as otherwise required in the conduct of the business of the corporation; (d) render to the President or the Board of Directors, upon request, an account of all his transactions as Treasurer and on the financial condition of the corporation; and (e) in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President, by the Board of Directors or these by-laws. He may sign, with the President, certificates for shares of stock of the corporation, the issuance of which shall have been duly authorized by resolution of the Board of Directors. He may delegate such details of the performance of duties of his office as may be appropriate in the exercise of reasonable care to one or more persons in his stead, but shall not thereby be relieved of responsibility for the performance of such duties. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum, and with such surety or sureties, as the Board of Directors shall determine.

     SECTION 5.10. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors or by such officer as it shall designate for such purpose or as it shall otherwise direct. No officer shall be prevented from receiving a salary or other compensation as officer by reason of the fact that he is also a director of the corporation.

                              ARTICLE VI

                              Divisions

     SECTION 6.1. Divisions of the Corporation.  The Board of
Directors shall have the power to create and establish such operating divisions of the corporation as they may from time to time deem advisable.

     SECTION 6.2. Official Positions Within a Division. The President may appoint individuals, whether or not they are officers of the corporation, to, and may, with or without cause, remove them from, official positions established within a division, but not filled by the Board of Directors. (See also Section 5.1 of these by-laws.)

                               ARTICLE VII

                    Contracts, Loans. Checks and Deposits

     SECTION 7.1. Contracts and Other Instruments. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation and such authority may be general or confined to specific instances.

     SECTION 7.2. Loans. No loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in the name of the corporation unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

     SECTION 7.3. Checks, Drafts, etc. All checks, demands, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner as shall from time to time be authorized by the Board of Directors.

     SECTION 7.4. Deposits. All funds of the corporation shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

                               ARTICLE VIII

                  Certificates of Stock and Their Transfer

     SECTION 8.1. Certificates of Stock. The certificates of stock of the corporation shall be in such form as may be determined by the Board of Directors, shall be numbered and shall be entered in the books of the corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the President and by the Treasurer or the Secretary.

     SECTION 8.2. Lost, Stolen or Destroyed Certificates. The Board of Directors in individual cases, or by general resolution, may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed.

     SECTION 8.3. Transfers of Stock. Upon surrender to the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and upon payment of applicable taxes with respect to such transfer, and subject to such rules and regulations as the Board of Directors may from time to time deem advisable concerning the transfer and registration of certificates for shares of capital stock of the corporation, the corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Transfers of shares shall be made only on the books of the corporation by the registered holder thereof or by his attorney or successor duly authorized as evidenced by documents filed with the Secretary of the corporation.

     SECTION 8.4. No Fractional Share Certificates. Certificates shall not be issued representing fractional shares of stock.

     SECTION 8.5. Stockholders of Record. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                           ARTICLE IX

                         Indemnification

     SECTION 9.1. In General. Each person who at any time is or shall have been a director, officer, employee or agent of this corporation, or is or shall have been serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and his heirs, executors and administrators, shall be indemnified by this corporation in accordance with and to the full extent permitted by the Delaware General Corporation Law as in effect at the time of adoption of this by-law or as amended from time to time. No director of the corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. The foregoing right of indemnification shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise. If authorized by the Board of Directors, the corporation may purchase and maintain insurance on behalf of any person to the full extent permitted by the Delaware General Corporation Law as in effect at the time of the adoption of this by-law or as amended from time to time.

                            ARTICLE X

                        General Provisions

     SECTION 10.1. Fiscal Year. The fiscal year of the corporation shall begin on January 1 of each year and end on December 31 of each year.

     SECTION 10.2. Seal. The corporate seal shall have inscribed thereon the name of the corporation, and the words "CORPORATE SEAL" and "DELAWARE;" and it shall otherwise be in the form approved by the Board of Directors. Such seal may be used by causing it, or a facsimile thereof, to be impressed or affixed or otherwise reproduced.

                            ARTICLE XI

                            Amendments

     SECTION 11.1. In General. Any provision of these by-laws may be altered, amended or repealed from time to time by the unanimous vote of all stock having voting power present in person or by proxy at any annual meeting of stockholders at which a quorum is present, or at any special meeting of stockholders at which a quorum is present, if notice of the proposed alteration, amendment or repeal be contained in the notice of such special meeting, or by the unanimous vote of the directors then qualified and acting at any regular or special meeting of the Board; provided, however, that the stockholders may provide specifically for limitations on the power of directors to amend particular by-laws and, in such event, the directors' power of amendment shall be so limited; and further provided that no reduction in the number of directors shall have the effect of removing any director prior to the expiration of his term of office.

     I DO hereby CERTIFY, that I am the duly elected, qualified and acting Secretary of the corporation and that the foregoing by-laws were adopted as the by-laws of this corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed the corporate seal as of the 1st day of July, 1989.


     Kenneth L. Heal
     Secretary

                               EXHIBIT C


                       Form of Sublease Agreement

                    SUBLEASE AGREEMENT



     This Sublease Agreement dated the 25th day of July 1989, is entered into by and between Elco Industries, Inc., a Delaware corporation, having an office at 1111 Samuelson Road, Rockford, Illinois 61125 (hereinafter referred to as "Sublessor") and Rocknel Fastener, Inc., a Delaware corporation, having an office at 5309 11th Street Rockford, Illinois 61125 (hereinafter referred to as "Sublessee").

     WHEREAS, Sublessor is the tenant of Rowe Properties Rockford, a Virginia limited partnership, having an office at Suite 920, 1001 East Main Street, Richmond, Virginia 23219 (hereinafter referred to as "Landlord"), consisting of approximately 174,652 square feet of office, warehouse and manufacturing space and related parking and surrounding grounds, located at 5309 11th Street, Rockford, Illinois 61125 (the "Premises"); and

     WHEREAS, Sublessor's leasehold interest is set forth in a Lease Agreement dated as of August 2, 1984 (which is hereinafter referred to as the "Lease") and is incorporated herein, and attached hereto, as Exhibit A; and

     WHEREAS, Sublessor desires to sublease the premises outlined on the floor plan, attached as Exhibit B, consisting of approximately 49,600 square feet (hereinafter referred to as the "Demised Premises") to Sublessee; and

     WHEREAS, Sublessee desires to sublease the Demised Premises from Sublessor;

     NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, it is mutually agreed as follows:

     1. This Sublease Agreement (hereinafter referred to as "Sublease"), is made subject and subordinate to the Lease. The Lease is hereby incorporated into this Sublease by reference with the effect that whenever the term "Tenant" occurs in the Lease, said term will mean Sublessee, and whenever in the Lease the term "Landlord" occurs, said term will mean Sublessor; provided, however, that such references as far as Sublessee's and Sublessor's obligations hereunder are concerned shall be limited and pertain solely to the Demised Premises. Sublessee and Sublessor accept this Sublease subject to, and hereby assume and agree to perform and observe, all of the terms, covenants and conditions contained in the Lease, as if Sublessee originally had been named as the tenant therein and as if Sublessor originally had been named as the landlord therein; provided, however, Sublessee shall not be obligated to pay monetary charges under the Lease unless otherwise specified herein. All items of the Lease as to the Demised Premises, shall remain in full force and effect and will inure to the benefit of Sublessee and Sublessor, except as otherwise provided herein:

     Notwithstanding anything hereunder contained to the contrary, however, whenever the Sublease shall be in conflict with, the Sublease shall be deemed superior and prevailing:

     (a) Sublessor hereby subleases the Demised Premises to Sublessee and Sublessee hereby accepts the Demised Premises from Sublessor.

     (b) The term of said Sublease and possession of the Demised
Premises shall commence on April 1, 1989 and shall terminate at 11:59 P.M. on August 31, 1996.

     (c) Commencing on April 1, 1989 and on the first day of each month thereafter, Sublessee shall pay rent to Sublessor, in equal monthly installments, each equal to one-twelfth of the annual rents set forth in the table contained in Exhibit C.

     A late charge of five percent (5%) of all amounts then due to Sublessor shall be immediately due and payable to Sublessor as additional rent for each and every month in which rental payments are not received by Sublessor on or before the 7th day of the month. If Sublessor has not received payment of rental by the 5th day of the month, it will attempt to orally so notify Sublessee. Failure to so notify Sublessee shall not affect any of Sublessee's duties or obligations hereunder, in any manner whatsoever.

     In addition, Sublessee shall pay to Sublessor with each rental payment, an amount equal to 1/12 of Sublessee's proportionate share (based upon the percentage of square footage the Demised Premises contains relative to the total square footage of the Premises) of any Taxes attributable to the Premises and of any operating expenses or costs or charges or insurance premiums attributable to the Premises, other than costs such as capital improvements to portions of the Premises which do not in any way affect or benefit or enhance the value of the Demised Premises, it being understood that the annual rent shall be absolutely net to Sublessor. All such costs, expenses, charges and Taxes shall be deemed to be additional rent due to Sublessor.

     (d) Upon termination of the Sublease by lapse of time or otherwise, Sublessee shall immediately vacate the Demised Premises and return and surrender same to Sublessor in the same condition as exists on the date hereof, ordinary wear and tear excepted and at Sublessor's option, Sublessee shall remove any leasehold improvements installed by or constructed by Sublessee. Sublessee shall repair all damage to the Demised Premises except for any damage caused by (a) fire or other casualty for which the Demised Premises are fully insured or (b) the Landlord or Sublessor. In the event the Landlord under the Lease shall require, pursuant to the applicable provisions of the Lease, the removal from the Demised
Premises at the termination of this Sublease of any property placed in or upon the Demised Premises by Sublessee, such removal and the cost thereof shall be the sole responsibility of the Sublessee. If Sublessee shall fail to remove said property, if required to do so aforesaid, then at Sublessor's sole option it may remove the same at Sublessee's sole cost, or upon Sublessor's election, title to said property shall pass to Sublessor without any further consideration therefor.

     (e) Sublessee shall obtain comprehensive general liability insurance in the amount of not less than Five hundred thousand Dollars ($500,000.00), combined single limit for bodily injury and property damage liability claims with an insurance carrier reasonably acceptable to Sublessor. Certificates of Insurance shall be provided to Sublessor evidencing such coverage on a continuing basis. Sublessee's personal property and such leasehold improvements as are made by Sublessee shall be at Sublessee's sole risk, and Sublessee shall observe and comply with all indemnity provisions of the Lease only as to the Demised Premises. Sublessor shall be indemnified and included as an additional insured in the same manner as the Landlord under the insurance provided hereunder.

     (f) Sublessor shall have the same rights and duties under this Sublease in respect to the Sublessee as the Landlord has under the Lease in respect to the Tenant, subject, however, to all of the provisions contained herein.

     (g) Sublessee shall have the same rights and duties under this Sublease in respect to the Sublessor as the Tenant has under the Lease in respect to the Landlord, subject, however, to all of the provisions contained herein.

     (h) Sublessor agrees that upon receipt from Sublessee of written notice of any default of any obligation or duty of the Landlord under the Lease, to notify the Landlord of Sublessee's notice in order for Landlord to rectify or fulfill any default, obligation or duty as listed in Sublessee's notice. Sublessor agrees to use its reasonable best efforts to cause the Landlord to rectify or fulfill any default, existing obligation or duty under the Lease.

     (i) Sublessee shall pay to Sublessor monthly and be responsible for any charges for utility and other services (other than electricity, gas and water metered separately to the Demised Premises) used by Sublessee at the Demised Premises to the extent that Sublessee would be required to pay such charges under the Lease if Sublessee were the Tenant thereunder, unless the Demised Premises are separately metered for utilities.

     (j) Sublessor and Sublessee agree to timely and fully perform all of their obligations under this Sublease and the Lease.

     (k) The Demised Premises are to be used for office, warehouse and manufacturing operation consisting of the manufacture of nuts, bolts, screws and similar parts, and uses incidental thereto only.

     2. Provided Sublessee is not in default under the terms hereof, and provided that Sublessor elects to exercise any of the options contained in paragraph 4 of the Lease, Sublessee may extend the term of this Sublease for a term equal to (less one day) the term of any extension in accordance with the provisions of said paragraph 4. It is expressly agreed that Sublessor shall have no obligation to exercise any such extension option. The Annual Rent for any extension term shall be Sublessee's proportionate share of the Annual Rent described in paragraph 4.

     3. Sublessee shall not have the right to contest or review Taxes as set forth in paragraph 10.4 of the Lease. In the event that Sublessor elects to contest or review Taxes (it being agreed that Sublessor is under no obligation to do so), Sublessee shall pay to Sublessor when billed, its proportionate share of the cost of any such contest or review and shall share proportionately in the amount of any reduction or savings attributable to any year of the term of this Sublease.

     4. The provisions of paragraph 11.2 of the Lease shall not apply to this Sublease.

     5. Sublessee shall be entitled to the use by its employees and invitees of 35 parking spaces in any area or areas to be designated by Sublessor, subject to such reasonable rules and regulations as Sublessor may from time to time promulgate.

     6. Sublessee shall hold Sublessor harmless from and defend and indemnify Sublessor against any claims, costs, liabilities or expenses of any kind (including attorneys' fees) for any injury or damages to any person or property whatsoever and from any remedial or preventive action asserted by any governmental agency or authority related to illegal or unlawful use, accumulation, storage or discharge, spill or escape or emission of hazardous or toxic waste or hazardous or toxic material or contamination resulting therefrom or pollution or any other environmental hazard or condition (whether or not the same may be lawful on the date hereof) arising out of, or occurring in or about the Demised Premises, or the Premises, caused in whole or in party by the act, negligence, fault or omission by Sublessee, its employees, customers, invitees or assignees. This indemnity shall survive the termination or expiration of this Sublease.

     7. It is expressly agreed that this Sublease may not be assigned and that the Demised Premises may not be sublet, in whole or in part, by Sublessee without the prior written consent of Sublessor and the Landlord under the Lease. The consent of Sublessor to any proposed sublease may be withheld in the sole discretion of Sublessor, or may be granted subject to such conditions as Sublessor in its sole discretion may require.

     8. This Sublease shall be of no force or effect until the Landlord has given its consent hereto. Sublessee and Sublessor shall use their reasonable best efforts to secure said consent.

     9. The Sublessee agrees to take the Demised Premises in "AS IS" condition and agrees to install all improvements required by it at its own expense, in conformance to the Lease and all rules, regulations and requirements of the Landlord. Sublessee has examined the Demised Premises prior to the execution and delivery of this Sublease and has found it to be satisfactory. No representation, warranty or agreements is made by Sublessor to Sublessee concerning the condition of the Demised Premises or any of the equipment, furnishings, or fixtures, if any, installed therein the taking of possession by Sublessee shall be conclusive evidence that the Demised Premises were in satisfactory condition.

     10. Sublessor hereby represents to the Sublessee that it is not in default of any provisions under the Lease, that the Lease is in full force and effect, that it is still the Tenant under the Lease, that it has the right under the Lease to enter into this Subleases subject only to obtaining the consent of Landlord, that a copy of the Lease attached hereto is a true, correct and complete copy of the document it purports to represent and that it will not alter, amend, terminate or cancel the Lease as to the Demised Premises without first obtaining the written consent of Sublessee, which shall not be unreasonably withheld. Sublessor further represents to the Sublessee that to the best of its knowledge and belief, the Landlord is not in default under the Lease and no conditions exist which, with the passage of time or the giving of notices or both would render the Landlord in default under the Lease.

     11. All notices provided for hereunder shall be in writing and personally delivered or sent by registered or certified mail, return receipt request to the Sublessor at its address first above written, Attention: President and/or Vice President/Chief Financial Officer, with a copy to Baker & McKenzie, One Prudential Plaza, 130
E. Randolph Street, Chicago, Illinois 60601, Attention: Robert L. Berner, Jr./Mary L. Milano and to Sublessee at its address first above written, Attention: President, with a copy to Vice President. All notices shall be effective upon the earlier of actual receipt or the next business day following postmark.

     12. Any event of default set forth in paragraph 24 of the Lease, or elsewhere therein, which is not cured within the time allowed by the Lease shall be an event of default hereunder, as if Sublessor were the Landlord and Sublessee were the Tenant thereunder.

     13. In the event Sublessee shall remain in possession of the Demised Premises after the termination of the Lease, Sublessee shall be liable for the greater of (a) rental in an amount equal to twice the monthly rental installments set forth herein for each month or fraction thereof during which Sublessee remains in possession of the Demised Premises, or (b) all obligations of Sublessor, including but not limited to any liability, rent, damages, costs or penalties relating to the Demised Premises which may be recovered by the Landlord under the Lease or which are attributable to the Sublessee's holdover.

     14. This Sublease shall automatically terminate on the termination, cancellation or expiration of the Lease between Landlord and Sublessor.

     15. Sublessor will send a copy of any termination notice received by it from Landlord and any notice sent by it to the Landlord regarding voluntary termination, contemporaneously with same being received from or sent to the Landlord.

     16. If Sublessor declines to prosecute any material claim or material cause of action against Landlord and the same materially affects the Demised Premises, Sublessor shall assign same to Sublessee, however, Sublessee shall have no obligations to prosecute same.

     17. Sublessee shall have the right, subject to Sublessor's and Landlord's prior written consent and approval, first had and obtained, said consent and approval not to be unreasonably withheld, to place signage on or about the Demised Premises to direct invitees to said Demised Premises.

     IN WITNESS WHEREOF, Sublessor and Sublessee have caused this
Sublease to be duly executed on the day and year first above written.
                                SUBLESSOR

                                ELCO INDUSTRIES , INC., a Delaware
                                corporation

                                By: August F. DeLuca
                                Its: Vice President-Finance

ATTEST:

By: Michele Johnson
Its:

                                SUBLESSEE

                                ROCKNEL FASTENER, INC., a Delaware
                                corporation

                                By: E. J. Werlich
                                Its: President
ATTEST:

By: Masato Nakagowa
Its: